UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

Australian Oilseeds Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41986	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

126 – 142 Cowcumbla Street, Cootamundra

Site 2: 52 Fuller Drive Cootamundra

PO Box 263 Cootamundra, Australia 2590

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +02 6942 4347

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.0001 par value per share	COOT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	COOT	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2025, Australian Oilseeds Holdings Limited (the “Company”) announced the departure of Bob Wu from his role as principal financial officer of the Company, effective February 28, 2025 (the “Separation Date”). Mr. Wu’s resignation was a personal decision to pursue another opportunity and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors (the “Board”) has appointed A Chief Financial Officer and the Amarjeet Singh as Chief Financial Officer (“CFO”) effective as of the Separation Date. In connection with his appointment as Chief Financial Officer and the principal financial officer of the Company, the Company entered into an executive employment agreement (the “Employment Agreement”) with Mr. Singha whereby he is entitled to an annual salary of AUD $170,000 which will be increased to AUD$180,000 after completion of three months. Mr. Singh will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers. The Employment Agreement that Mr. Singh’s employment with the Company is at-will.

There was no arrangement or understanding between Mr. Singh and any other person(s) pursuant to which Mr. Singh was selected to be the principal financial officer of Company, and Mr. Singh does not have any family relationships with any of the Company’s executive officers or directors. Mr. Singh is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Singh’s (age 42) is an experienced financial controller with a demonstrated history of working in the Agri-commodities and manufacturing listed companies, with experience in financial reporting, consolidation, budgeting, accounting, treasury management, and management information systems (MIS) including leadership roles at major companies in the global agricultural sector. Before joining Australian Oilseeds, from 2018 to 2025, he served as Head of Finance at MOI International Pty Ltd., a subsidiary of Mewah International, a large agricultural company listed in Singapore. From 2011 to 2017, Mr. Singh was Manager, Accounts and Treasury, at Mewah Oils & Fats, another subsidiary of Mewah International. Prior to Mewah, Mr. Singh held finance and accounting roles of progressive responsibility at divisions of large, NYSE-listed multi-national companies including General Electric and Snap-On Tools from 2008 to 2011 and served as an Audit Senior for BDO Lodha & Co. from 2004 to 2007. Mr. Singh is a graduate of the Institute of Chartered Accountants of India as a chartered accountant, specializing in Finance & Accountancy in 2007.

The description of the Employment Agreement provided above is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure

On March 3, 2025, the Company issued a press release announcing the departure of Mr. Wu and the appointment of Mr. Singh. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Executive Employment Agreement effective as of February 28, 2025, between Australian Oilseeds Holdings Limited and Amarjeet Singh.
99.1	Press Release issued by Australian Oilseeds Holdings Limited on March 3, 2025.
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Australian Oilseeds Holdings Limited

Date: March 12, 2025	By:	/s/ Gary Seaton
	Name:	Gary Seaton
	Title:	Chief Executive Officer